AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 to the Loan Agreement (as defined below) (the "**Amendment**") is entered into as of May __, 2021 by and among (i) Qnergy Inc., a company organized under the laws of the State of Delaware, with offices located at 300 W 12th St., Ogden, UT 84404, US (the "**Company**"), (ii) Qnergy Ltd. (Company No. 51-523679-2), a company organized under the laws of the State of Israel, with offices located at Ein Harod 1896000, Israel ("**Qnergy IL**"), and (iii) Viola Credit Five Fund, Limited Partnership (the "**Lender**"), which shall be represented exclusively hereunder by its management company, Viola Credit Five Management 2015 Ltd., a private company organized under the laws of the State of Israel, with offices located at 12 Abba Eben Blvd., Herzliya Pituach, Israel ("**Viola Credit**").

WITNESSETH

WHEREAS, the parties previously entered into a Loan Agreement dated March 14, 2019 (such agreement, as amended on May 21, 2020 and herein and as may be further amended from time to time by the parties, the "**Loan Agreement**"). *Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement*; and

WHEREAS, the Company wishes to further amend certain provisions of the Loan Agreement and the Lender has agreed to adopt certain amendments to the Loan Agreement to allow for the foregoing, all in consideration of and subject to the terms set forth in this Amendment.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. The preamble to this Amendment constitutes an integral part hereof.

2. **Conditions Precedent**. The provisions contained herein relating to the amendment of the Agreement shall come into effect on the date on which all of the following conditions are met (the "**Amendment Effective Date**"):

    2.1. The receipt by the Lender of the documents listed in Section 4 below;

    2.2. The representations and warranties of each of the parties hereto, set forth in Section 5 below, shall be true and correct in all respects as of the Amendment Effective Date;

    2.3. The payment by the Company to the Lender of a Credit Facility Fee in the amount of US$ 52,500 (i.e., 1.75% of the Maximum Available Amount (as defined below), plus VAT if applicable.

3. **Amendments to the Loan Agreement**.

    3.1. Qnergy IL and the Company hereby represent that Qnergy IL and the Company have completed in December 2019 a restructuring process following which (i) Qnergy IL is no longer the parent company of the Company, (ii) substantially all assets and rights of Qnergy IL prior to the restructuring have been irrevocably transferred to the Company, and (iii) Qnergy IL does not (and will never hold) any assets or rights (other than insignificant assets), it is hereby agreed that, as of the Amendment Effective Date, Qnergy IL shall cease to be a party to the Loan Agreement (and any of its schedules, exhibit and ancillary documents) and shall be released from each and all of its obligations and guarantees thereunder including but not limited to the Floating Charge Agreement, the Fixed Charge Agreement and the Parent Guarantee. Accordingly, as of the Amendment Effective Date, the parties shall, at any time and from time to time, without further consideration, take such actions and execute and deliver such documents as, in the other party's opinion, may be reasonably necessary to carry out and give full effect to the provisions of such a release of Qnergy IL and the intentions of the parties as reflected hereby and/or as may be required to record the removal of any registration of any lien and/or security interest registered over Qnergy IL's assets.

    3.2. As of the Amendment Effective Date, the following shall replace in its entirety the last

paragraph in Section 1.1(j) of the Agreement:

"Upon the prepayment in full of all outstanding amounts due and payable to the Lender pursuant to the Transaction Agreements and the termination of the Company's right to drawdown Installments on account of the Loan or Credit Installments (as defined below) on account of the Credit Line pursuant to the terms of this Agreement, this Agreement shall be terminated and shall have no force and effect, except for provisions which given their nature are meant to survive such termination."

3.3. As of the Amendment Effective Date, the following shall replace in its entirety Section 1.1(k) of the Agreement:

"(k) Default Interest. Without derogating from any rights or remedies afforded by law or under this Agreement, the occurrence and continuance of an event which constitutes (or, if not cured within the time period set forth in this Agreement, shall constitute) an Event of Acceleration (whether or not declared as such), shall subject the amounts due to the Lender pursuant to the provisions of the Transaction Agreements (e.g., the Loan, the Credit Installments and amounts accrued thereon or due in connection therewith) to an additional interest at a monthly rate of one percent (1%) during the first 3 months and one and a half percent (1.5%) thereafter, which interest shall apply from the date on which such event has occurred until actual payment or cure of such event (if a cure period was granted pursuant to the provisions contained herein), as applicable, supplemented in each case by applicable VAT. To the extent permitted under applicable law, such default interest shall be compounded daily."

3.4. As of the Amendment Effective Date, the following new section 1.1A shall be added immediately after Section 1.1(i) of the Agreement:

"1.1A. **Credit Line**.

(a) Maximum Available Amount. Subject to the terms and conditions set forth herein and on the basis of the representations and warranties set forth herein, the Lender agrees to make available to the Company, as of the Amendment Effective Date, a non-revolving credit facility, in an aggregate amount of US$ 3,000,000 (the '**Maximum Available Amount**" and the "**Credit Line**", respectively), and the Company may, from time to time, draw-down amounts under such Credit Line, as provided for under and subject to the terms of this Agreement, as of the Amendment Effective Date and until twelve (12) month anniversary thereafter (the "**Final Drawdown Date**"), *provided* that (A) the drawn amounts may not exceed, at any time, in the aggregate, the Maximum Available Amount, (B) upon the written request of the Company to be provided to the Lender at least 30 days prior to the Final Drawdown Date (the "**Extension Notice**"), the Final Drawdown Date shall be extended by additional six (6) months (i.e., until the eighteen (18) month anniversary of the Amendment Effective Date (the "**Extended Final Drawdown Date**"), (C) to the extent the Extension Notice is delivered as aforesaid, upon the written request of the Company to be provided to the Lender at least 30 days prior to the Extended Final Drawdown Date (the "**Second Extension Notice**"), the Final Drawdown Date shall be extended by additional six (6) months (i.e., until the twenty four (24) month anniversary of the Amendment Effective Date, (D) any repaid amounts on account of the Credit Line may not be withdrawn again, and (E) on the Final Drawdown Date, the right to draw down any amount under the Credit Line not drawn down by the Company prior to, or as of, the Final Drawdown Date, shall automatically be terminated and such amounts shall no longer be available to be drawn by the Company.

(b) Disbursements.

1. Subject to the terms and conditions more fully set forth herein, the Maximum Available Amount (as available in accordance with the terms hereunder) shall be provided in one or more installments (each, a "**Credit Installment**" and, collectively, the "**Credit Installments**"). Each Credit Installment shall be transferred to the Company on the date (the "**Credit Installment Date**") which is the later of: (i) twelve (12) Business Days following the

date on which Viola Credit receives a written disbursement request in the form attached hereto as Exhibit 1.1A(b) (the "**Credit Disbursement Request**") from the Company, and (ii) the disbursement date specified in the Credit Disbursement Request, provided that the last Credit Installment Date must take place on or prior to the Final Drawdown Date.

2. Each Credit Disbursement Request shall be duly executed by the Company's Chief Financial Officer and shall state the exact amount that the Company wishes to draw under the Credit Line, which amount, together with amounts outstanding under the Credit Line, shall not exceed the Maximum Available Amount.

(c) Credit Disbursement Compliance Certificate. The Company must attach to each Credit Disbursement Request, a Compliance Certificate duly executed by the Company's Chief Executive Officer and Chief Financial Officer, in the form attached hereto as **Exhibit 1.1A(c)** hereto (the "**Credit Disbursement Compliance Certificate**").

(d) Delivery of Credit Installments. Each Credit Installment shall be delivered to the Company on the Credit Installment Date, in US Dollars, by means of a wire transfer of immediately available funds to the Company's bank account more fully set forth in Section 1.1(d) of the Agreement.

(e) Term of Credit Installments. Without derogating from the provisions relating to the Final Drawdown Date and subject to the Event of Acceleration and prepayment provisions set forth herein, the term of each Credit Installment extended hereunder shall commence upon the date on which such Credit Installment is transferred to the Company (i.e., the Credit Installment Date) and each such term shall terminate upon repayment by the Company of such Credit Installment but in no event later than the Final Drawdown Date (the "**Credit Installments Term**").

(f) Principal Payments of Credit Installments. Subject to the Event of Acceleration and prepayment provisions set forth herein, each Credit Installment remaining outstanding on the Final Drawdown Date shall be repaid on the last Business Day of the Credit Installments Term.

(g) Interest; Payment of Interest. Each Credit Installment shall bear US dollar denominated interest at an annual rate on the outstanding principal of the Credit Installment equal to eight point twenty five (8.25%). Interest shall be computed on the basis of a 360 day year. Interest payments shall be made together with VAT, if applicable. Interest payments shall be made on the first Business Day of the subsequent fiscal quarters following the date on which the applicable Credit Installment was transferred to the Company (except for interest accrued during the last calendar quarter of the Credit Installments Term (or a part thereof, as the case may be) which shall become due and payable on the last Business Day of the Credit Installments Term) and shall be payable with respect to the preceding calendar quarter or any part thereof. Upon payment, the Lender shall issue a payment receipt to the Company. For the avoidance of doubt, no unutilized fee shall apply with respect to the unutilized portion of the amounts available and eligible for draw-down under this Agreement on account of the Credit Line.

(h) Prepayment of Credit Installments. Notwithstanding the provisions contained herein, the Company may prepay any amounts due to the Lender on account of the Credit Installments, at any time prior to the expiration of the Credit Installments Term, provided that the Company delivers to Viola Credit written notice at least seven (7) days prior to the scheduled prepayment date, and provided, further, that each prepayment is in an amount of not less than the lesser of (a) Two Hundred Thousand Dollars ($200,000), and (b) all outstanding amounts then due and payable to the Lender pursuant to the Transaction Agreements.

(i) Payments; Default Interest; Tax Gross Up. For the avoidance of doubt, the provisions of Sections 1.1(h) [*Payments*], 1.1(k) [*Default Interest*] and 1.1(i) above [*Tax Gross Up*] shall apply, *mutatis mutandis,* also to the Credit Line, Credit Installments and to any payment to be

made by the Company to the Lender in connection with the Credit Line."

3.5. As of the Amendment Effective Date, the following paragraph shall replace the first paragraph of Section 5 of the Agreement:

"Unless expressly provided otherwise herein, the Company hereby agrees that as of the Closing Date and continuing for so long as (i) any amount may be drawn under the Loan or the Credit Line, or (ii) any amount remains unpaid on account of the Loan, the Loan Installments, the Credit Line or the Credit Installments or otherwise is due to the Lender under any of the Transaction Agreements, the following shall apply."

3.6. As of the Amendment Effective Date, the following paragraph shall replace the first paragraph of Section 5.3 of the Agreement:

"Negative Covenants. The Company hereby covenants and agrees that for so long as any amount may be drawn under the Loan or the Credit Line or any amounts payable to the Lender pursuant to the provisions of the Transaction Agreements have not been repaid in full, the Company shall not, without the prior written consent of Viola Credit, not to be unreasonably withheld:"

3.7. As of the Amendment Effective Date, the following paragraph shall replace the first paragraph of Section 5.4 of the Agreement:

"Merger; Consolidation; Acquisition. For so long as any amounts payable to the Lender pursuant to the provisions of the Transaction Agreements have not been repaid in full and for so long as any amount may be drawn under the Loan or the Credit Line, the Company will have such amounts repaid and the right to drawdown any amount under the Loan or the Credit Line shall terminate, if the Lender so desires, upon notice to the Company, immediately upon the consummation of an Exit Event (as defined below).

For purposes of this Agreement, **"Exit Event"** means (i) an M&A Transaction, or any transaction or a series of related transactions involving a change of control of the Company (other than in connection with an IPO).

"M&A Transaction" means (i) the consolidation of the Company with, or a merger with or into, any third party, or acquisition of equity of the Company by a third party following which the Company's shareholders immediately prior to such transaction, will own less than 51% of the surviving entity or the Company, as applicable, immediately following such transaction (other than solely in connection with a reorganization of the Company), or (ii) an acquisition or other transfer of all or substantially all of the Company's securities or assets except where such sale or transfer is to a wholly owned subsidiary of the Company."

3.8. As of the Amendment Effective Date, the following paragraph shall replace the first paragraph of Section 5.9 of the Agreement:

"Unrestricted Cash. So long as any amount may be withdrawn under the Loan or the Credit Line or any amount remains outstanding on account of the Loan or the Credit Line, the Company shall maintain in its bank accounts Unrestricted Cash (as defined below) in an aggregate amount of at least US$ 1,000,000."

3.9. As of the Amendment Effective Date, the right to appoint the Observer as set forth in Section 5.11 of the Agreement shall continue for so long as any amounts may be withdrawn on account of the Loan or the Credit Line or any amounts remain outstanding pursuant to the Transaction Agreements.

4. **Transactions at the Amendment Effective Date**. On or prior to the Amendment Effective Date, the Company shall deliver to the Lender the following documents and certificates:

4.1. true and correct copies of the resolutions of the Company's Board of Directors, and, to extent necessary, of the Company's shareholders, approving this Amendment and the transactions contemplated herein (including the execution of the various charge agreements and the issuance

of the Warrant (as defined below));

4.2. copies of the waivers, notifications, consents and approvals required to be obtained by the the Company with respect to this Amendment and the transactions contemplated herein;

4.3. a duly executed Warrant in the form attached hereto as Exhibit A (the "**Warrant**"), which shall be issued to the Lender without triggering any preemptive or anti-dilution rights;

5. **Representations**.

5.1. Each party hereto hereby represents and warrants, and acknowledges that the parties have entered into this Amendment, among other things, in reliance on the representations and warranties set forth herein, that (i) it has full corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) this Amendment has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, (iii) the execution and delivery of this Amendment and the performance by the such party of its respective obligations hereunder do not conflict with, and will not constitute a default under or a material breach of, any effective material undertaking, material agreement or other material instrument by which it is bound, and (iv) no corporate approval or other authorization, approval or consent of, or filing with, any third party (including any governmental or official body) is required of such party in connection with the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby, which have not been obtained on or prior to the Amendment Effective Date.

5.2. Without derogating from any other provisions contained herein, the Company further represents and warrants to the Lender that all waivers, notifications, consents and approvals to be obtained by the Company with respect to the grant of the Warrant and the issuance of the shares underlying the Warrant, in each case, without triggering any pre-emptive or anti-dilution rights, have been obtained.

6. **General**. Other than as set forth herein, the Transaction Agreements (including the Loan Agreement) shall remain in full force and effect with no changes.

7. **Expenses**. On the Amendment Effective Date, the Company shall reimburse the Lender for the costs and expenses incurred by it in the negotiations of this Amendment, in an aggregate amount not to exceed US$ 10,000 plus VAT.

8. **Governing Law**. This Amendment shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved in the competent court sitting in Tel Aviv-Jaffa, and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Loan Agreement as of the date first above written.

Qnergy Ltd.

By: Ory Zik

Title CEO

Qnergy Inc.

By: Ory Zik

Title CEO

Viola Credit Five Fund, Limited Partnership

By: Ido Vigdor Ruths@ViolaCredit.com

Title General Partner Founde&General Partner

Ido Vigdor

Exhibit 1.1A(c)
Credit Disbursement Request

Date: [ ], 2021

To: Viola Credit Five Fund, Limited Partnership

Pursuant and subject to the terms of the Loan Agreement dated March 14, 2019, by and among Qnergy Inc. (the "**Company**"), Qnergy Ltd. and the Lender (as such term is defined therein), as amended (the "**Agreement**"), the Lender is hereby requested to extend to the Company a Credit Installment in an aggregate amount of US$ [ ], such Credit Installment to be provided to the Company on [ ].

All capitalized terms shall have the respective meanings attributed to them in the Agreement.

Very truly yours,

Qnergy Inc.

____
By: Chief Executive Officer
Name:
Title:

Exhibit 1.1A(c)
Credit Disbursement Compliance Certificate

[to be delivered together with each Credit Disbursement Request]

Date: _________

To: Viola Credit Five Fund, Limited Partnership

Pursuant to terms of the Loan Agreement, dated March 14, 2019, by and among Qnergy Ltd. (the "**Parent**"), Qnergy Inc. (the "**Company**") and the Lender (as such term is defined therein), as amended (the "**Agreement**"), we hereby certify that as of the date hereof:

1. The Company and each of its subsidiaries (if and where applicable) are in compliance with the covenants more fully set forth in Section 5 of the Agreement.

2. No Event of Acceleration had occurred.

All capitalized terms shall have the respective meanings attributed to them in the Agreement.

Very truly yours,

____

Qnergy Inc.
By:
Name:
Title:

Exhibit A
Warrant